ASSET PURCHASE AND SALE AGREEMENT

         THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 8 day of December, 1999, by and between Kavouras, Inc., a Minnesota corporation ("Seller"), and Radtec Engineering, Inc., a Colorado corporation ("Buyer").

                                    RECITALS:

         A. Seller is engaged in the business (the "Business") of manufacturing, marketing, selling, installing and servicing a line of Klystron and TWT-based Doppler weather radar systems known as the Triton Doppler Radar Series (the "Meteorological Equipment") which is marketed to users including broadcast television, aviation, universities, governments and militaries.

         B. Seller desires to sell certain of the fixed assets, inventory and intellectual property used in the conduct of the Business, and Buyer desires to acquire such assets.

         In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer, intending to be legally bound, agree as follows:

         1. Purchase and Sale. Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all right, title and interest in and to the following property and assets of Seller (collectively the "Assets"):

         (a) All of Seller's machinery and equipment, supplies, tools, promotional materials and other tangible personal property (other than inventory) used solely in the conduct of the Business, the principal items of which are listed on Schedule 1(a) attached hereto;

         (b) All of Seller's right, title and interest in the SCAMP software programs and applications and related documentation (the "SCAMP Software") which represents all of the principal items of software included in the Meteorological Equipment (other than the Storm Pro Software referred to in Section 13(a) and those software programs owned by third parties);

         (c) Those items of Seller's raw materials inventory, work-in-process inventory, and finished goods inventory of Meteorological Equipment listed on Schedule 1(c) attached hereto, which excludes inventory items for the KABC (Los Angeles) and KMA (Korea) projects;

         (d) All right, title and interest in and to the registered trademark TRITON DOPPLER RADAR (the "Trademark"), but, without limitation, excluding the other registered and unregistered trademarks of Seller including, but not limited to, Triton, Triton X, Triton Art Paint, Triton i7, and Triton RT;

                                       1

         (e) All assignable or conveyable rights of Seller under contracts or agreements with sales agents, written or oral, listed on
                  Schedule 1(e);

         (f) All assignable or conveyable licenses, permits, approvals or qualifications issued or to be issued to Seller with respect to the Business by any government or any agency or instrumentality thereof, listed on Schedule 1(f);

         (g) All of Seller's intellectual information, files, records, data, plans, and recorded knowledge related solely to the Meteorological Equipment, including maintenance manuals, electronic schematics, mechanical drawings, assembly drawings, test data, customer and supplier lists, and similar or related data; and

         (h) All of Seller's goodwill pertaining to or arising out of the Business.

Without limitation, the Assets shall not include (i) Seller's cash and cash equivalents, accounts receivable, notes receivable, credits, prepaid expenses, deferred charges, securities, contracts and contract rights, causes of action, furniture, trade fixtures, motor vehicles, and real property and fixtures, whether or not derived from or used in connection with the Business, (ii) Seller's assets used exclusively in its numerous other businesses other than the Business, (iii) Seller's assets used jointly by the Business and any of Seller's other businesses, except to the extent specifically identified above or in Schedules 1 or 2 attached hereto, (iv) any records not relating to the Business and all corporate, accounting and tax records relating to the Business, and (v) refunds for taxes, insurance premiums, insurance policies and employee benefit plans.

         2. Purchase Price. Buyer agrees to pay, and Seller agrees to accept, as the entire aggregate purchase price for the Assets of Seller being acquired by Buyer pursuant to Section 1, the sum of Eight Hundred Sixty Four Thousand Dollars ($864,000) (hereinafter referred to as the "Purchase Price"). Sixty Four Thousand Dollars ($64,000) of the Purchase Price shall be paid by Buyer to Seller on the Closing. The balance of the Purchase Price shall be paid to Seller by delivery to Seller at Closing of Buyer's promissory note in the form attached hereto as Exhibit A (the "Promissory Note"). The Promissory Note shall be co-signed by Dennis Treddenick and Larry G. Davis. The Purchase Price shall be allocated among the Assets as described in Schedule 2. Seller and Buyer each agree that they will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding which is in any way inconsistent with such allocation.

         3. Assumption of Liabilities. Buyer shall assume, agree to perform, and discharge when due those obligations of Seller with respect to the period from and after the Closing Date (i) to provide the warranty services and materials under the customer contracts listed on Schedule 3(i), (ii) to supply parts and repair services under the customer contracts listed on Schedule 3(ii), and (iii) under sales agency contracts, written or oral, listed on Schedule 1(e) (collectively the "Assumed Liabilities"); provided, however, the provision of such warranty services and materials under each contract identified in Schedule 3(i) shall not begin until after the applicable Meteorological Equipment has been installed and accepted by the customer. Buyer shall be compensated for such warranty services and materials as provided in Section 13(e). Seller and Buyer agree that, other than the Assumed Liabilities, Buyer does not agree to assume

                                       2
and shall have no responsibility for any of the debts, obligations or liabilities of Seller (the "Excluded Liabilities"), all of which shall remain the sole responsibility of and shall be paid and discharged by Seller as they become due. The Excluded Liabilities include without limitation all of the following:

         (a) Any tax liability or tax obligation of Seller, its directors, officers, shareholders and agents which has been or may be asserted by any taxing authority, other than any such liability or obligation arising out of or in connection with transfer of the Assets as contemplated by this Agreement.

         (b) Any liability or obligation of Seller or any contract obligation of Seller (other than the Assumed Liabilities) whether incurred prior to, at or subsequent to the Closing Date, arising out of Seller's operation of the Business.

         (c) Any liability or obligation arising out of any litigation, suit, proceeding, action, claim or investigation, at law or in equity or in arbitration, related to Seller's operation of the Business prior to the Closing Date.

         (d) Any claim, liability or obligation, known or unknown, contingent or otherwise, the existence of which is a breach of, or inconsistent with, any representation, warranty or covenant of Seller set forth in this Agreement.

         (e) Any liability or obligation specifically stated in this Agreement or the Schedules hereto as not to be assumed by Buyer.

         4. Transfer and Assumption Documents. Seller shall sell, transfer, assign, convey, and deliver to Buyer at the Closing the Assets by (i) a warranty bill of sale and assignment in the form of Exhibit B hereto, (ii) an Assignment of Trademark for submission to the Patent and Trademark Office in the form of Exhibit C hereto to transfer the Trademark, and (iii) such other good and sufficient instruments of sale, assignment, conveyance and transfer as shall be required to effectively vest in Buyer all of Seller's right, title, and interest in and to the Assets, free and clear of all liens, encumbrances, security interests, actions, claims and equities of any kind whatsoever. At the Closing, Buyer shall execute and deliver to Seller such instruments of assumption, satisfactory in form and substance to Seller, as shall be reasonably necessary to evidence Buyer's assumption of the Assumed Liabilities. Buyer shall be entitled to possession of the Assets upon the Closing and Buyer shall have until February 28, 2000 to remove the Assets from Seller's premises. Buyer shall, at its expense, remove the pedestal, antenna and radome from the tower attached to the roof of Seller's building, and Seller shall be responsible for the disposal of the tower and all repair to the building not negligently caused by Buyer's removal of the pedestal, antenna and radome. From time to time after the Closing, at Buyer's request and without further consideration, Seller agrees to execute and deliver such other instruments of conveyance and transfer and take such other action as Buyer reasonably may require more effectively to convey, transfer to and vest in Buyer, and to put Buyer in possession of, any of the Assets. From time to time after the Closing, at Seller's request and without further consideration, Buyer agrees to execute and deliver such other instruments of assumption and take such other action as Seller reasonably may require to more effectively evidence Buyer's assumption of the Assumed Liabilities.

                                       3

         5. Closing. Subject to the termination of this Agreement as provided in
Section 10, the closing of the transactions provided for in this Agreement (the "Closing") shall take place at the offices of Seller in Burnsville, Minnesota, at 10:00 a.m. on December 31, 1999 (the "Closing Date"), or such other place, time and date as the parties may agree. Time is of the essence of this Agreement.

         6. Obligations to Employees. Without the consent of Seller, Buyer will not communicate with Seller's employees of the Business in respect of the transactions contemplated hereby. Seller agrees that it shall be responsible for any obligations to any of its employees which heretofore may have arisen or hereafter may arise by reason of any services rendered by such employees, including but not limited to salaries, bonuses, vacation pay, retirement benefits, and other fringe benefits; and Seller hereby agrees to pay all of such obligations directly to the employees involved when due.

         7.   Representations   and  Warranties  of  Seller.   Seller  warrants,
represents and covenants to and with Buyer as follows:

         (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Seller possesses all requisite corporate power and authority to own, operate and lease its properties and carry on its business, and to execute and deliver, and perform its obligations under, this Agreement.

         (b) The execution and delivery of this Agreement and performance by Seller of its obligations hereunder, and all transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action. This Agreement has been, and the other agreements and documents required to be delivered by Seller in accordance with the provisions hereof (the "Seller's Documents") will be, duly executed and delivered on behalf of Seller by duly authorized officers of Seller; and this Agreement constitutes, and Seller's Documents when executed and delivered will constitute, the valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect affecting creditor's rights generally and by legal and equitable limitations on the availability of specific remedies.

         (c) Neither the execution and delivery by Seller of this Agreement and the Seller's Documents, nor the consummation by Seller of the transactions contemplated hereby and thereby, will, with or without the giving of notice or passage of time, or both, be contrary to or violate, breach, or constitute a default under, or permit the termination or acceleration of maturity of, or result in the imposition of any lien, claim or encumbrance on any property or asset of Seller pursuant to any provision of, any note, bond, indenture, mortgage, deed of

                                       4
                  trust, evidence of indebtedness or lease agreement, other agreement or instrument or any judgment, order, injunction or decree by which Seller is bound, to which Seller is a party, or to which the assets of Seller are subject; nor is the effectiveness or enforceability of this Agreement or such other documents adversely affected by any provision of the certificate of incorporation or bylaws of Seller.

         (d) Except as otherwise set forth herein, no authorization or approval of, or filing with, any governmental agency, authority or other body or any other third persons will be required in connection with Seller's execution and delivery of this Agreement and Seller's Documents or its consummation of the transactions contemplated hereby and thereby.

         (e) Seller is the sole and lawful owner of and has good and marketable title to all of the Assets, free and clear of any liens, encumbrances, security interests, actions, claims, and equities of any kind whatsoever, except for the security interest granted to First National Bank of Omaha as agent for a group of lenders, which security interest will be released prior to Closing.

         (f) That there are no suits, arbitrations or other legal or governmental proceedings pending or threatened against Seller which might conceivably affect the title to the Assets.

         (g) Except for Seller's other trademarks of or including the word "Triton" and Seller's right to continue use of such marks and any new variations thereof, to Seller's knowledge, no other person has an interest in or right or license to use, or the right to license others to use the Trademark. There are no claims or demands of any other person pertaining thereto and no proceedings have been instituted or, to Seller's knowledge, are pending or threatened, which challenge Seller's rights in respect of the Trademark. The Trademark is not subject to any outstanding order, decree, judgment or stipulation or, to the knowledge of Seller, is being infringed by others.

         (h) Seller has delivered to Buyer true, correct and complete copies of all written contracts with WPTV, KABC, WHO, WRDW, KMA and Haikou Airport.

         (i) Except as otherwise expressly set forth in this Agreement, the Assets shall be conveyed to Buyer on an "as-is, where-is" basis without any representations or warranties of any kind, express or implied, either oral or written, made by Seller or any agent or representative of Seller with respect to the physical or structural condition or sufficiency or adequacy of the Assets. Except as otherwise expressly set forth in this Agreement, Seller has made and hereby makes no warranty or representation whatsoever and hereby disclaims any implied warranty regarding the fitness for particular purpose, quality or merchantability of the Assets or any portion thereof.

                                       5

         8. Representations and Warranties of Buyer. Buyer warrants, represents and covenants to and with Seller as follows:

         (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Buyer possesses all requisite corporate power and authority to own, operate and lease its properties and carry on its business, and to execute and deliver, and perform its obligations under, this Agreement.

         (b) The execution and delivery of this Agreement and performance by Buyer of its obligations hereunder, and all transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action. This Agreement has been, and the other agreements and documents required to be delivered by Buyer in accordance with the provisions hereof (the "Buyer's Documents") will be, duly executed and delivered on behalf of Buyer by duly authorized officers of Buyer; and this Agreement constitutes, and Buyer's Documents when executed and delivered will constitute, the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect affecting creditor's rights generally and by legal and equitable limitations on the availability of specific remedies.

         (c) Neither the execution and delivery by Buyer of this Agreement and the Buyer's Documents, nor the consummation by Buyer of the transactions contemplated hereby and thereby, will, with or without the giving of notice or passage of time, or both, be contrary to or violate, breach, or constitute a default under, or permit the termination or acceleration of maturity of, or result in the imposition of any lien, claim or encumbrance on any property or asset of Buyer pursuant to any provision of, any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness or lease agreement, other agreement or instrument or any judgment, order, injunction or decree by which Buyer is bound, to which Buyer is a party, or to which the assets of Buyer are subject (including, without limitation, Buyer's contract with Baron Services, Inc.); nor is the effectiveness or enforceability of this Agreement or such other documents adversely affected by any provision of the certificate of incorporation or bylaws of Buyer.

         (d) Except as otherwise set forth herein, no authorization or approval of, or filing with, any governmental agency, authority or other body or any other third persons will be required in connection with Buyer's execution and delivery of this Agreement and Buyer's Documents or its consummation of the transactions contemplated hereby and thereby.

         (e) Buyer has conducted or has had the opportunity to conduct and will conduct its own inspection and investigation of the Assets and, except as otherwise expressly set forth in this Agreement, is purchasing the Assets on an "as-is, where-is" basis with no warranties of any kind, express or implied,

                                       6
                  either oral or written, made by Seller or any agent or representative of Seller with respect to the physical or structural condition or sufficiency or adequacy of the Assets.

         9. Indemnification By Seller. Seller agrees to indemnify Buyer and hold Buyer harmless from and against any and all liability, loss, litigation, expense or claim (including reasonable attorney fees) to the extent arising out of, resulting from, or caused by:

         (a) Any breach of any representation, warranty, covenant or agreement made by Seller in this Agreement or the Seller's Documents or in connection with the transactions contemplated herein or therein;

         (b) The ownership or operation of the Assets or the Business prior to the Closing Date (except to the extent included in the Assumed Liabilities); and

         (c)      The Excluded Liabilities.

Notwithstanding any provision to the contrary contained in this Agreement, in no event shall Seller's total cumulative liability to Buyer, if any, for all claims of any kind resulting from Seller's breach of its representations, warranties or covenants contained in this Agreement, including but not limited to Seller's indemnification obligations hereunder, or otherwise arising from or relating to the subject matter of this Agreement, exceed the amount of the Purchase Price.

         10. Indemnification By Buyer. Buyer agrees to indemnify Seller and hold Seller harmless from and against any and all liability, loss, litigation, expense or claim (including reasonable attorney fees) to the extent arising out of, resulting from, or caused by:

         (a) Any breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement or the Buyer's Documents or in connection with the transactions contemplated herein or therein;

         (b)      The Assumed Liabilities; and

         (c) Any sales, transfer or similar tax imposed upon the transfer of the Assets to Buyer pursuant to this Agreement.

         11. Conditions to Buyer's Obligations at Closing. The obligations of Buyer to purchase the Assets hereunder and consummate the transactions contemplated hereby are conditioned on the satisfaction, unless waived, of the following conditions at the Closing:

         (a) The representations and warranties made by Seller in Section 7 shall be true and correct in all material respects as of the Closing Date and Seller shall execute and deliver a certificate to such effect to Buyer at Closing.

         (b) Buyer shall have determined in its sole discretion that the Assets being transferred to Buyer hereunder are free and clear of any liens, claims, encumbrances, charges and the like.

                                       7

         (c) Seller shall have in all material respects performed and complied with all of its agreements and obligations hereunder which are to be performed or complied with prior to or on the Closing Date.

         12. Conditions to Seller's Obligations at Closing. The obligations of Seller to sell the Assets hereunder and consummate the transactions contemplated hereby are conditioned on the satisfaction, unless waived, of the following conditions at the Closing:

         (a) The representations and warranties made by Buyer in Section 8 shall be true and correct in all material respects as of the Closing Date and Buyer shall execute and deliver a certificate to such effect to Seller at Closing.

         (b) Buyer shall have in all material respects performed and complied with all of its agreements and obligations hereunder which are to be performed or complied with prior to or on the Closing Date, and Dennis Treddenick and Larry G. Davis shall have executed the Promissory Note at Closing.

         (c) Seller shall have received the written approval of this Agreement and the transactions contemplated hereby by its lenders and the release or termination by such lenders of their security interests in the Assets.

         13.      Related Agreements and Post-Closing Matters.


         (a) At the Closing, Buyer and Seller shall each execute and deliver to each other the License Agreement in the form attached hereto as Exhibit D, pertaining to the license by Seller to Buyer of the Storm Pro software.

         (b) At the Closing, Buyer and Seller shall each execute and deliver to each other the Subcontract Agreement in the form attached hereto as Exhibit E, pertaining to the services to be performed by Buyer under Seller's contract with the Supply Administration of the Republic of Korea.

         (c) For a period of two weeks following the Closing Date, Seller shall provide at its office in Burnsville, Minnesota, informal training with respect to the Meteorological Equipment for representatives of Buyer. Such training shall consist of one week of training regarding the Klystron Doppler weather radar systems and one week of training regarding the TWT-based Doppler weather radar systems. Such training will cover system operations, documentation review, test procedures, and assembly procedures. Buyer will select its representatives for training (which number shall not exceed 10) and will be responsible for the costs of their travel, lodging and meals while attending the training.

         (d) For a period of fifteen (15) years following the Closing Date, Buyer agrees to provide professional customer service and support for the Meteorological Equipment sold by Seller prior to the Closing Date using a skilled staff fully qualified to perform their respective duties. During such period, Buyer shall maintain an inventory of spare parts or equivalents for the Meteorological Equipment in the manner similar to which it maintains an inventory of spare parts for its existing lines

                                       8
                  of weather radar systems. Buyer agrees to charge for such spare parts the net invoice cost of such parts plus Buyer's then current mark-up and international fees, if applicable. Buyer agrees to charge its then current labor rates for such customer service. Promptly after the Closing, Buyer shall contact each of such customers directly and furnish to them the addresses, phone numbers and related information needed for such customers to contact Buyer directly for such customer service.

         (e) As set forth in Section 3, Buyer will provide from and after the Closing Date the warranty services (labor and materials) pursuant to the customer contracts listed on Schedule 3(i) and for the respective warranty periods set forth for such contracts on Schedule 3(i). At the Closing, Buyer, Seller and an escrow agent mutually agreeable to Buyer and Seller (the "Escrow Agent") shall execute and deliver the Escrow Agreement in the form attached hereto as Exhibit F (the "Escrow Agreement"). At the Closing, Seller shall pay $185,000 to the Escrow Agent representing the contributions for the contracts (other than the contract with the Supply Administration of the Republic of Korea; the "Korean Contract") listed on Schedule 3(i). With respect to the Korean Contract, (i) if a 5650 MHz system is to be installed, then Seller shall pay $200,000 to the Escrow Agent upon receipt of the payment due to Seller upon final  acceptance  of the goods under such  contract  and
                  (ii) if a 5300 MHz system is to be installed, then no additional funds are to be paid to the Escrow Agent for the Korean Contract. During the respective warranty periods, Buyer shall submit applications to Seller for reimbursement of its actual direct costs incurred in providing such warranty services and Seller shall authorize the Escrow Agent to release funds in payment of such applications; except in the event a 5300 MHz system is to be installed pursuant to the Korean Contract, in which case Buyer will not receive reimbursement for warranty services in connection with the
                  Korean Contract, but will instead be compensated entirely pursuant to the Subcontract Agreement attached hereto as Exhibit E. With respect to the labor provided by Buyer to perform such warranty services, the direct costs thereof shall consist of the actual time spent by the employees of Buyer at the standard hourly wages paid to such employees by Buyer, without inclusion of fringe benefits or other indirect or overhead costs incurred by Buyer. With respect to the materials provided by Buyer to perform such warranty services, the direct costs thereof shall be the actual net invoice cost of such materials. In the event the initial contribution by Seller to the Escrow Agent with respect to a contract as specified on Schedule 3(i) is used up prior to the expiration of the applicable warranty period, Buyer and Seller shall each contribute equally to the Escrow Agent the additional funds needed to reimburse Buyer for the direct costs of providing such warranty services. At the end of the warranty period applicable to a contract as specified on Schedule 3(i), any portion of the contributions with respect to such contract which remains with the Escrow Agent shall be distributed equally to Seller and Buyer.

         (f) For a period of up to 90 days after the Closing Date Seller shall, as reasonably requested by Buyer, use its commercially reasonable efforts (without the requirement of expenditure of funds) to assist Buyer in obtaining (i) the approvals of the FCC and other governmental agencies necessary for Buyer to use the licenses and permits listed on Schedule 1(f) and (ii) the consents of any third parties needed for the assignment of those contracts and agreements with sales agents listed on
                  Schedule 1(e).

                                       9

         14.      Termination.

         (a) Termination by Mutual Consent. At any time prior to the Closing, this Agreement may be terminated by mutual written consent of Buyer and Seller.

         (b) Termination by Buyer. Buyer may terminate this Agreement at any time prior to the Closing by delivery of written notice to Seller if:

                  (i) Seller has failed to perform any of its covenants under this Agreement or has violated this Agreement in any material respect; or

                  (ii) Any representation or warranty made by Seller in this Agreement is false or inaccurate in any material respect or there is any material misrepresentation or material omission by Seller.

         (c) Termination by Seller. Seller may terminate this Agreement at any time prior to the Closing by delivery of written notice to Buyer if:

                  (i) Buyer has failed to perform any of its covenants under this Agreement of has violated this Agreement in any material respect; or

                  (ii) Any representation or warranty made by Buyer in this Agreement is false or inaccurate in any material respect or there is any material misrepresentation or material omission by Buyer.

         (d) Effect of Termination. In the event of termination as provided above, this Agreement shall then become of no further force or effect, all parties hereto shall bear their own costs associated with this Agreement and all transactions mentioned herein, and there shall be no obligation on the part of Buyer or Seller or the officers, directors or shareholders of Buyer or Seller.

         15. Survival. The representations, warranties, and covenants on the part of Seller and Buyer contained in this Agreement shall survive the Closing and shall be binding upon Seller and Buyer and their heirs, legal representatives, successors and assigns.

         16. Transfer Taxes. Buyer shall pay all sales and other similar taxes imposed on or collectible by Seller or Buyer by reason of the transfer of the Assets.

         17. Entire Agreement. This document constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended, or terminated except by a written agreement specifically referring to this Agreement and signed by all of the parties hereto.

                                       10

         18. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         19. Further Instruments. The parties hereto shall execute and deliver such additional instruments and documents as may be reasonably requested by any of them in order to carry out the purposes and intent of this Agreement and to fulfill their respective obligations.

         20. Governing Law. This agreement shall be construed in accordance with the laws of the State of Minnesota.

         21. Severability. In the event that one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of the other provisions contained in this Agreement, which provisions shall remain in full force and effect.

         22. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         23. Schedules and Exhibits. All references to Schedules and Exhibits herein, unless otherwise stated, means the schedules and exhibits attached to this Agreement which are hereby incorporated by reference.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                         RADTEC ENGINEERING, INC., a
                                         Colorado corporation

                                         By:/s/ Larry G. Davis
                                            ----------------------------
                                            Larry G. Davis, President

                                         KAVOURAS, INC., a Minnesota corporation


                                         By:/s/ Laura Burrow
                                            ----------------------------
                                            Laura Burrow, Vice President

                                       11

                                  SCHEDULE 1(a)

                   List of Certain Tangible Personal Property


"The reporting person agrees to furnish supplementally a copy of this omitted schedule to the Securities & Exchange Commission upon request."

                                       12

                                  SCHEDULE 1(c)

                                List of Inventory

"The reporting person agrees to furnish supplementally a copy of this omitted schedule to the Securities & Exchange Commission upon request."

                                       13

                                  SCHEDULE 1(e)

                         List of Sales Agency Contracts

"The reporting person agrees to furnish supplementally a copy of this omitted schedule to the Securities & Exchange Commission upon request."

                                       14

                                  SCHEDULE 1(f)

                          List of Licenses and Permits

Type Acceptance

Non Broadcast Transmitter           MPDTDR4370A-C1
Non Broadcast Transmitter           MPDZDR4370A-C2
Non Broadcast Transmitter           MPDTDRFP70B-C1
Non Broadcast Transmitter           MPDTDR3070A-C1
Experimental XD FX                  KQ2XSX    4662-EX-R-97







                                       15

                                   SCHEDULE 2

                          Allocation of Purchase Price


"The reporting person agrees to furnish supplementally a copy of this omitted schedule to the Securities & Exchange Commission upon request."

                                       16

                                  SCHEDULE 3(i)

              List of Contracts for Warranty Services and Materials


"The reporting person agrees to furnish supplementally a copy of this omitted schedule to the Securities & Exchange Commission upon request."

                                       17

                                 SCHEDULE 3(ii)

                    List of Contracts for Services and Parts

The following are international contracts that promise Service and Parts.

Sanya China   Repairs  after installation are required.  If repair is required on site, the field engineer must arrive within 20 days of request.

Barcelona, Spain      Service 24 hours per day, 7 days a week

Jindezhen and Ganzhou Airport, China
                      Service 24 hours per day, 7 days a week and free software upgrades.

Beijing, China        Spares parts available for 15 years.

Haikou, China         Spares parts available for 15 years.





                                       18

                                    EXHIBIT A

                                 PROMISSORY NOTE

$800,000.00                                             Date: December 13, 1999
                                                        Burnsville, Minnesota


         1. Makers' Promise to Pay. For value received, the undersigned makers (whether one or more, the "Maker") jointly and severally promise to pay to Kavouras, Inc. (the "Holder") the principal sum of Eight Hundred Thousand Dollars ($800,000.00), in twenty (20) equal, consecutive monthly payments of $40,000.00 commencing on the date one month after the date of this Note and continuing on the same day of each month thereafter until fully paid. All payments and any other sums due under this Note shall be paid to the Holder at its address at 11400 Rupp Drive, Burnsville, Minnesota 55337-1279, or at such other address as the Holder may from time to time designate.

         2. Default by Maker. Should default be made in the payment of any installment due under this Note, all sums due or not yet due under this Note, being the sum of all unpaid installments, immediately shall be due and payable in full without further notice by Holder. Following any default hereunder, interest shall accrue on the unpaid principal balance at the rate of eighteen percent (18%) per annum and shall be due and payable upon demand.

         3. Note Payable in U.S. Dollars. Principal, interest, and any other charges due under this Note are payable in lawful money of the United States.

         4. Late Charge. Maker agrees: (a) to pay immediately, without demand, to the Holder, in the event any installment required under this Note is not received by the Holder within three (3) days after its due date, an amount equal to one and one-half percent (1.5%) of the then unpaid principal balance of this Note; (b) that it would be impractical or extremely difficult to fix the Holder's actual damages in the event that any installment shall not be paid when due; and (c) that such amount shall be presumed to be the amount of damages for such late payment and is reasonable.

         5. Assumption of this Note. This Note may not be assumed or assigned by Maker without the express written consent of the Holder hereof, which consent may be withheld in Holder's sole and absolute discretion.

         6. Maximum Interest. In no event whatsoever shall the amount paid, or agreed to be paid, to the Holder for the use, forbearance, or retention of the money evidenced hereby ("Interest") exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision hereof shall result in Interest exceeding the limit for interest prescribed by law, then the amount of such Interest shall be reduced to the maximum rate which may lawfully be charged or collected by the Holder. If, from any circumstances whatsoever, the Holder should receive as Interest an amount which would exceed the highest

                                       19
lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at the option of the Holder, be paid over to Maker) and not to the payment of Interest.

         7. Costs of Collection. Maker promises to pay: (a) all costs and expenses of collection, including without limitation, attorneys' fees, in the event this Note or any portion of this Note is placed in the hands of attorneys for collection and such collection is effected without suit; (b) attorneys' fees, as determined by the judge of the court, and all other costs, expenses, and fees incurred by the Holder in the event suit is instituted to collect this Note or any portion of this Note; (c) all costs and expenses incurred by or on behalf of the Holder in connection with collecting or otherwise enforcing any right of the Holder under this Note; and (d) all costs and expenses, including, without limitation, attorneys' fees incurred by the Holder in connection with any bankruptcy, insolvency, or reorganization proceeding or receivership in which the Maker is involved, including, without limitation, attorneys' fees incurred in making any appearances in any such proceeding or in seeking relief from any stay or injunction issued in or arising out of any such proceeding.

         8. Certain Waivers. Maker waives diligence, grace, demand, presentment for payment, exhibition of this Note, protest, notice of protest, notice of dishonor, notice of demand, notice of nonpayment, and any and all exemption rights against the indebtedness evidenced by this Note, and agrees to any and all extensions or renewals from time to time without notice and to any partial payments of this Note made before or after maturity and that no such extension, renewal, or partial payment shall release Maker from the obligation of payment of this Note or any installment of this Note.

         9. Governing Law. This Note shall be construed under and governed by the substantive laws of the State of Minnesota.


         10. Obligations of Persons Under this Note. In this Note, the singular shall include the plural and this Note shall be the joint and several obligation of each Maker.

         EXECUTED as of the date first above written.

                                             RADTEC ENGINEERING, INC.


                                             By: /s/ Larry G. Davis
                                                 --------------------------
                                                 Larry G. Davis
                                             Title: President

                                                 /s/ Dennis Treddenick
                                                 -------------------------
                                                 Dennis Treddenick

                                                 /s/ Larry G. Davis
                                                 -------------------------
                                                 Larry G. Davis

                                       20

                                    EXHIBIT B

                       GENERAL BILL OF SALE AND ASSIGNMENT

         KNOW ALL MEN BY THESE PRESENTS, that Kavouras, Inc., a Minnesota corporation (the "Seller"), pursuant to and in consideration of the terms and conditions of the Asset Purchase and Sale Agreement dated December 8, 1999 (the "Asset Purchase Agreement") among Seller and Radtec Engineering, Inc., a Colorado corporation ("Buyer"), and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, has sold, granted, assigned, conveyed, transferred and set over to, and by these presents does sell, grant, assign, convey, transfer and set over to Buyer, its successors and assigns, all of Seller's right, title and interest in and to the "Assets" as such term is defined in Section 1 of the Asset Purchase Agreement.

         TO HAVE AND TO HOLD, the same unto Buyer, its successors and assigns forever.

         Seller hereby represents and warrants to Buyer that it has good and marketable title to the Assets, free and clear of all liens and encumbrances, except as otherwise disclosed in the Asset Purchase Agreement.

         Seller, for itself and its successors and assigns, covenants and agrees with Buyer to warrant and defend the sale of the Assets hereby sold to Buyer, its successors and assigns, against the lawful claims and demands of all persons, except as set forth in the Asset Purchase Agreement, and agrees to take all steps necessary to put Buyer, its successors and assigns, in actual possession and operating control of the Assets.

         IN WITNESS WHEREOF, Seller has caused this General Bill of Sale and Assignment to be executed as of the 13th day of December, 1999.

                                    KAVOURAS, INC., a
                                    Minnesota corporation

                                    By: /s/ Laura Burrow
                                        -------------------------
                                        Laura Burrow

                                    Printed Name:

                                    Title: Vice President

                                       21

                                    EXHIBIT C

                             ASSIGNMENT OF TRADEMARK

         THIS ASSIGNMENT is made this 13th day of December, 1999, by KAVOURAS, INC., a Minnesota corporation ("Assignor"), of 11400 Rupp Drive, Burnsville, Minnesota 55337-1279, to RADTEC ENGINEERING, INC., a Colorado corporation ("Assignee"), of 2150 West 6th Avenue, Bloomfield, CO 80020.

                                    RECITALS:

         A. Assignor uses the trademark "Triton Doppler Radar" and (the "Mark").

         B. Assignee is acquiring the portion of Assignor's business pertaining to the manufacture, sale, installation and service of a line of Klystron and TWT-based Doppler weather radar systems know as the Triton Doppler Radar Series (the "Business") and in connection therewith all of Assignor's right, title and interest in and to the Mark and the registration thereof.

         NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged:

         Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Mark, together with all of the goodwill of the Business in connection with which the Mark is used and which is symbolized by the Mark, the registration of the Mark, and the right to recover for past infringement of the Mark; provided, however, this Assignment does not include the other registered and unregistered trademarks and service marks of Assignor which include the word "Triton" (the "Excluded Marks"), including, without limitation, the marks "Triton", "Triton i7", and "Triton RT". This Assignment is subject to the retention by Assignor of all of its rights, title and interest in and to the Excluded Marks and the registrations and applications for registration therefor.

                                        KAVOURAS, INC., a Minnesota corporation


                                        By: /s/ Laura Burrow
                                            -------------------------------
                                            Laura Burrow, Vice President

                                       22

                                    EXHIBIT D

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (the "Agreement"), effective as of December 13, 1999 (the "Effective Date"), is by and between KAVOURAS , INC., a Minnesota corporation, having its principal place of business at 11400 Rupp Drive, Burnsville, Minnesota 55337-1279 ("Kavouras") and RADTEC ENGINEERING, INC., a Colorado corporation having a place of business at 2150 West 6th Ave, Unit D, Broomfield, CO 80020 ("Radtec"). Capitalized terms shall have the meanings set forth in Section 3 or otherwise defined in the body of the Agreement.

         1. Scope. This Agreement governs Radtec's authorization to distribute to its customers certain Software Products which it licenses from Kavouras on the terms and conditions set forth in this Agreement.

         2. Appointment. Kavouras hereby authorizes Radtec to market and distribute the Software Products solely in connection with Radtec's sale of Meteorological Equipment to End Users.

         3. Definitions. The following terms shall have a defined meaning as used in this Agreement:

                  (a) "End User" means a licensee of Software Products which acquires such products in connection with such licensee's purchase of Meteorological Equipment from Radtec, for its own use rather than distribution or resale.

                  (b) "Intellectual Property Rights" means all intellectual property rights worldwide arising under statutory law, common law or by contract, and whether or not perfected, including, without limitation, all (i) patents, patent applications and patent rights; (ii) rights associated with works of authorship including copyrights, copyright applications, copyright registrations, mask work rights, mask work applications, mask work registrations; (iii) rights relating to the protection of trade secrets and confidential information; (iv) any right analogous to those set forth in this Section 3(b) and any other proprietary rights relating to intangible property (but specifically excluding trademark, trade dress, trade name, design patent or service mark rights); and (v) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.

                  (c) "Kavouras Marks" shall mean the Kavouras trademarks, trade names and logos, including but not limited to the trade name "Storm Pro," supplied by Kavouras to Radtec in the splash screen and windows of the Software Products.

                  (d) "Meteorological Equipment" shall mean Klystron and TWT-based Doppler weather radar systems known as the Triton Doppler Radar Series the technology for which was acquired by Radtec from Kavouras pursuant to an Asset Purchase Agreement between the parties dated December 8, 1999.

                                       23

                  (e) "Software Products" means the software products, in object code form, as well as related supporting documentation ("User Documentation") marketed by Kavouras under the "Storm Pro" trade name, and which are provided to Radtec for distribution in accordance with
         Section 4(a) of this Agreement.

                  (f) "Update" means modifications of releases that pertain to the Software Products that incorporate corrections of minor functional errors and problems and also provide minor functional improvements.

         4.       Grant of Rights.

                  (a) Kavouras Marks. Subject to the conditions and restrictions set forth herein, Kavouras hereby grants to Radtec a nontransferable, nonexclusive and limited right and license to reproduce, copy and publicly display the Kavouras Marks on the splash screen and windows of the Software Products. Radtec may not use the Kavouras Marks for any other purpose.

                  (b) Software Products Distribution License.  Subject to and in
         consideration of the conditions and restrictions set forth herein and payment to Kavouras of the applicable royalties set forth herein, Kavouras hereby grants to Radtec a personal, nontransferable, nonexclusive and limited right and license to reproduce and distribute the Software Products to End Users in connection with such End User's purchase of Meteorological Equipment from Radtec, including the right to use the Software Products to test the performance of the Meteorological Equipment. Radtec may distribute the Software Products on CD-ROM, or other standard media.

                  (c) User Documentation Modification and Distribution License. Subject to and in consideration of the conditions and restrictions set forth herein and payment to Kavouras of the applicable fees set forth herein, Kavouras hereby grants to Radtec a personal, nontransferable, nonexclusive and limited right and license to: (i) make such modifications to the User Documentation as are reasonably required to permit customization of the User Documentation; and (ii) distribute the User Documentation to End Users in connection with such End User's purchase of Meteorological Equipment from Radtec. Notwithstanding the foregoing, all Kavouras copyright and restricted rights notices shall be reproduced and maintained in all Radtec versions of the User Documentation.

                  (d) End User Agreements. Radtec will take all steps necessary to protect Kavouras' proprietary rights in the Software Products and to ensure that each copy of the Software Products distributed by Radtec will be accompanied by a localized copy of Radtec's standard software license agreement applicable to such software. Such license will include terms and conditions substantially equivalent to those set forth in Exhibit A to this Agreement. The license specified above may

                                       24
         be (i) a written agreement signed by the End User; (ii) a written agreement in the package containing the Software Products that the End User accepts by opening the package; or (iii) an electronic license agreement provided that Radtec ensures that upon the initial use of the Software Products, the End User is presented with a copy of the End User agreement and is required to electronically accept the terms of the End User agreement prior to accessing use of the functions of the Software Product.

                  (e) Enforcement. Radtec shall use its best efforts to enforce any End User agreements. If an End User materially fails to fulfill any of its obligations under any such agreement, Kavouras may, upon its election and in addition to any other remedies that it may have, notify Radtec in writing of such breach and require Radtec to terminate all the rights granted, with respect to the Software Products, in such agreement. Radtec shall terminate such rights by not more than sixty
         (60) days notice to the End User, if the breach is not cured within such notice period. If Radtec, in Kavouras' sole discretion, fails to perform its obligations stated in this section, Kavouras may, in addition to any other remedies it may have, terminate the agreement with the End User, and/or undertake appropriate enforcement directly on Kavouras' behalf. Radtec shall pay all reasonable costs incurred by Kavouras, including but not limited to, attorneys' fees, in connection with such enforcement actions undertaken by Kavouras.

                  (f) Internal Use License. Subject to the terms and conditions set forth herein, Kavouras grants to Radtec a non-exclusive, non-transferable license to reproduce and distribute and/or electronically distribute within Radtec the Software Products for non-production, internal marketing purposes (such as internal training, centers of excellence, demonstrations and other non-billable/non-client specific prototyping) only. Radtec agrees that it will not use the Software Products for any other internal purpose, including but not limited to (i) use for internal application development and (ii) except as provided in Section 4(b), use to test applications that will be deployed by an End User. All copyright and restricted rights notices shall be reproduced in all Radtec internal use copies.

                  (g) Training. Subject to and in consideration of the conditions and restrictions set forth, Kavouras hereby grants to Radtec a personal, nontransferable, nonexclusive and limited right and license to: (i) offer and provide Kavouras' training materials to End Users and prospective End Users of the Software Products; (ii) make such modifications to the Kavouras training materials as are reasonably required to permit customization and expansion of the training materials, including removing all Kavouras trademarks and trade names; and (iii) reproduce and distribute the Radtec version(s) of the training materials to End Users and prospective End Users which have purchased such training from Radtec. Notwithstanding the foregoing right to customize the training materials, all Kavouras copyright and restricted rights notices shall be reproduced and maintained in all Radtec versions of such materials. A copy of the Radtec version(s) of the training materials shall be provided to Kavouras and Radtec hereby grants to Kavouras an unlimited right and license to use, copy, reproduce, publicly display, publicly perform and distribute such Radtec version(s) of the training materials.

                                       25

                  (h) No Publicity. Radtec agrees that it will not (i) publish findings in the press of any evaluation of the Software Products against competitive products or (ii) publish to any third party the results of any benchmark tests or other evaluation of the Software Products without prior written notice and pre-approval by Kavouras.

                  (i) No Other Rights. Other than what is stated herein, and in the Exhibits hereto, no other license, right or interest is granted to Radtec for any other purpose.

         5.       Commercial Terms.

                  (a) Delivery. Promptly after the Effective Date, Kavouras shall deliver to Radtec a copy of the Software Products and any related User Documentation electronically, on CD-ROM or on such other mutually agreeable standard media. Radtec acknowledges and agrees that it has had an opportunity to test the Software Products prior to the Effective Date and that the Software Products and related Kavouras User Documentation shall therefore be accepted upon delivery, and shall not be subject to any rights of rejection or revocation on behalf of the Radtec. All User Documentation delivered under this Agreement shall be in the form generally provided by Kavouras. Radtec shall be responsible for any required modification of the User Documentation and shall make such modifications in accordance with Section 4(c).

                  (b) Product Royalties. In consideration of the distribution rights granted to Radtec hereunder, Radtec shall pay to Kavouras a royalty of $10,000.00 for each copy of the Software Products which it distributes; provided, however, no royalty shall be payable to Kavouras for the initial six (6) copies of the Software Products which are licensed for use by End Users. Kavouras and Radtec acknowledge and agree that Radtec shall be free to set the price of any license of the Software Products to End Users so long as such price is not less than $35,000.

                  (c) Support Pricing. In consideration of the rights granted to Radtec and the obligations of Kavouras hereunder, Radtec shall pay to Kavouras a support fee of $1,000 per year for each copy of the Software Products which are supported by Updates.

                  (d) Updates. The fees specified herein are for the current release of the Software Products and for those Updates provided by Kavouras to Radtec for distribution to its End Users during the term of this Agreement. Kavouras may, at its sole discretion, modify the Software Products. For purposes of this Agreement, Kavouras shall have the sole discretion as to whether and how often an Update is made to the Software Products. During the term of this Agreement, Kavouras shall deliver to Radtec all Updates to the Software Products provided under the terms of this Agreement. Upon receipt of any Updates, Radtec has thirty (30) days (i) to make any required modifications to the updated User Documentation in accordance with Section 4(c) of this Agreement; (ii) to cease distribution of the existing version of the Software Products; and (iii) to commence distribution of such Updates. Payment to Kavouras as provided in Section 5(c) is required for Radtec's distribution of Updates to existing End Users.

                                       26

                  (e) Payment Terms. All payments required under Sections 5(b) and 5(c) shall be made on a quarterly basis within thirty (30) days following the end of the fiscal quarter to which they relate, and shall be accompanied by the records required pursuant to Section 5(g) below. Within thirty (30) days following the end of the fiscal quarter, Radtec shall submit records pursuant to Section 5(g) below, even if no royalty or support payment is required.

                  (f) Taxes. The fees listed in this Agreement are exclusive of all federal, state, municipal or other government excise, sales, use, occupational, or like taxes or duties now in force or enacted in the future. Any such tax, fee, or charge of any nature whatsoever imposed by any governmental authority on, or measured by, the transactions between Kavouras and Radtec (exclusive of taxes based on Kavouras' net income) shall be paid by Radtec in addition to the prices invoiced. All payments to Kavouras shall be made free and clear of, and without reduction for, any withholding taxes. In the event that Kavouras pays any such tax, fee, or charge, at the time of sale or thereafter, Radtec shall promptly reimburse Kavouras therefor.

                  (g) Records. Radtec shall maintain and provide to Kavouras, along with any payments made in accordance with Section 5(e), a quarterly report of royalty and support payments. The quarterly report shall specify, the product name, number of units, total royalty due, total support payments due and any additional information as may reasonably be requested by Kavouras. Such quarterly report shall be provided by Radtec even if no royalty or support payments are due. As part of its records, Radtec shall maintain a listing of all Radtec End Users and shall provide such listing to Kavouras, upon Kavouras' reasonable request.

                  (h) Audit Rights. Kavouras shall have the right to audit the records and accounts of Radtec kept in accordance with Section 5(g) above. Any such audit shall be performed only during Radtec's normal business hours and shall be performed in such a manner as to avoid unreasonable interference with Radtec's business operations. Kavouras shall bear costs and expenses associated with the exercise of its right to audit except that in the event of an underpayment of more than ten percent (10%) of the amount due for the period audited, Radtec shall pay all costs associated with such audit. In the event that any errors in payment shall be determined, such errors shall be corrected by appropriate adjustment in payment (plus interest at the highest rate permitted by law) for the quarterly period during which the error is discovered.

         6.       Radtec Obligations.

                  (a) Indemnity. Radtec agrees to indemnify and hold Kavouras harmless from and against all claims from Radtec's End Users or other third parties arising out of any acts and/or omissions of Radtec or its employees or representatives.

                  (b) Fair Representation. Radtec shall display, demonstrate, and represent the Software Products fairly and shall make no representations concerning Kavouras or the Software Products which are false, misleading, or inconsistent with those representations set forth

                                       27
         in promotional materials, literature and manuals published and supplied by Kavouras.

                  (c) Notification of Infringement. Radtec shall immediately inform Kavouras by telephone, telex or facsimile, with written confirmation by mail, if it becomes aware of any facts indicating that any person is infringing any Intellectual Property Rights of Kavouras and its suppliers or is engaging in unauthorized distribution of any Software Products.

                  (d) Registrations and Licenses. Radtec will obtain, at its own expense, all registrations, licenses, and approvals from any authorities and agencies which may be needed in order for Radtec to export, import, market or sell the Software Products. Any such applications will identify the Software Products as originating from Kavouras.

                  (e) Compliance with Laws. In exercising its rights and performing its obligations under this Agreement, Radtec shall comply with all applicable international, national, and local laws and regulations. Radtec further agrees not to violate any provisions of the U.S. Foreign Corrupt Practices Act of 1977 as amended, which generally prohibits the payment of monies or anything of value to government officials in order to obtain benefits from such government officials or their governments.

                  (f)  Restrictions  on Use.  Radtec agrees not to translate the
         Software Products into another computer language, in whole or in part. Except as set forth in this Agreement, Radtec shall not make copies or make media translations of the Software Products, including, without limitation, the User Documentation, in whole or in part, without Kavouras' prior written approval. Radtec agrees that if, for any reason, it comes into possession of any source code, or portion thereof, for any Kavouras product, which source code is not generally provided by Kavouras as a part of a Software Products, it will immediately deliver all copies of such source code to Kavouras. Unless Radtec pays for an End User license, Radtec shall not use the Software Products as an End User. Radtec shall not rent or timeshare the Software Products or otherwise license or distribute the Software Products other than as specified in this Agreement. Radtec shall not reverse compile, disassemble, or otherwise reverse engineer the Software Products. Nothing contained in this Agreement shall be interpreted so as to exclude or prejudice the rights (if any) of Radtec or any End User under the European Directive 91/250 on the Legal Protection of Computer Programs (14 May 1991, OJ 1991 (122/42) as implemented in the relevant jurisdiction) with respect to the Software Products.

                  (g) Other Government Agreements. Radtec will take all reasonable steps in making proposals and agreements with governments other than the United States which involve the Software Products to ensure that Kavouras' proprietary rights in such Software Products receive the maximum protection available from such governments for commercial computer software and related documentation developed at private expense.

                  (h) Failure to Comply. Failure to comply with any of the foregoing obligations will constitute a material breach of this Agreement.

                                       28

         7. Trademarks, Logos and Product Designs. Except as provided in Section 4(a) of this Agreement, Radtec is granted no right, title or license to, or interest in, any Kavouras trademarks, trade names, logos or product designs. Radtec acknowledges Kavouras' rights in the Kavouras Marks and agrees that any use of the Kavouras Marks by Radtec shall inure to the sole benefit of Kavouras. Radtec agrees not to: (i) challenge Kavouras' ownership or use of; (ii) register; or (iii) infringe any Kavouras Marks nor shall Radtec, without the prior written consent of Kavouras, incorporate any Kavouras Marks into Radtec's trademarks, service marks, company names, Internet addresses, domain names, or any other similar designations. If Radtec acquires any rights in any Kavouras Marks by operation of law or otherwise, it will immediately at no expense to Kavouras assign such rights to Kavouras along with any associated goodwill, applications and/or registrations. This section does not limit in any manner the rights of Radtec to use the trademark "Triton Doppler Radar" which it acquired from Kavouras.

         8. Ownership of Intellectual Property Rights. Radtec acknowledges that the structure, organization and code of the Software Products are proprietary to Kavouras or its suppliers and that Kavouras or its suppliers retain exclusive ownership of the Software Products. Radtec will take reasonable measures to protect Kavouras' Intellectual Property Rights in the Software Products, including such assistance and measures as are reasonably requested by Kavouras from time to time. Except as provided herein, Radtec is not granted any other Intellectual Property Rights, or any other rights, franchises or licenses, with respect to the Software Products.

         9. Confidential Information. The Software Products provided to Radtec under this Agreement shall be held in confidence. Radtec may not disclose
Kavouras' confidential or proprietary information and may use it only for purposes specifically contemplated in this Agreement. Kavouras will treat tangible business and financial information of Radtec that has been previously identified as confidential, with the same degree of care as it does its own similar information. The foregoing obligations do not apply to information which: (i) is or becomes known by recipient without an obligation to maintain its confidentiality, (ii) is or becomes generally known to the public through no act or omission of recipient, or (iii) is independently developed by recipient without use of confidential or proprietary information. This section will not affect any other confidential disclosure agreement between the parties.

         10. No Warranty. THE SOFTWARE PRODUCT(S) ARE PROVIDED "AS IS." KAVOURAS DOES NOT MAKE AND HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE.

         11. Limitation of Liability. KAVOURAS AND ITS SUPPLIERS WILL NOT BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES OR ANY INDIRECT, SPECIAL, INCIDENTAL,

                                       29

OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY EVEN IF KAVOURAS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL KAVOURAS' AGGREGATE CUMULATIVE LIABILITY TO RADTEC FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE ROYALTIES PAID BY RADTEC TO KAVOURAS UNDER THIS AGREEMENT. THE LIMITATIONS IN THIS SECTION SHALL APPLY WHETHER OR NOT THE ALLEGED BREACH OR DEFAULT IS A BREACH OF A FUNDAMENTAL CONDITION OR TERM, OR A FUNDAMENTAL BREACH, OR IF ANY LIMITED WARRANTY OR LIMITED REMEDY FAILS OF ITS ESSENTIAL PURPOSE.

         12. Discontinuance of Software Products. If, during the term of this Agreement, Kavouras discontinues one or more of the Software Products provided to Radtec under this Agreement, Kavouras shall continue to provide support for the then-current version of such discontinued Software Products in accordance with Kavouras' obligations under this Agreement and only for the remaining term of this Agreement.

         13. Indemnification. Kavouras will defend or settle at its option and expense any legal proceeding brought against Radtec or affecting its right to use the Software Products as provided herein (including, but not limited to, the pending lawsuit filed by Baron Services, Inc. against Kavouras), to the extent that it is based on a claim that the Software Products directly infringe a copyright or U.S. patent, and will pay all damages and costs awarded by a court of final appeal attributable to such claim, provided that Radtec: (i) gives written notice of the claim promptly to Kavouras, (ii) gives Kavouras sole control of the defense and settlement of the claim, (iii) provides to Kavouras all available information and assistance, and (iv) has not compromised or settled such a claim. If any Software Products is found to infringe, or in Kavouras' opinion is likely to be found to infringe, Kavouras may elect to: (i) obtain for Radtec the right to use such Software Products in accordance with the terms of this Agreement, (ii) replace or modify the Software Products so that it becomes non-infringing; or if neither of these alternatives is reasonably available, (iii) refund to Radtec all royalties paid by Radtec for such Software Products. Kavouras has no obligation under this section for any claim which results from: (i) use of the Software Products in combination with any equipment other than Meteorological Equipment; (ii) Kavouras' compliance with designs or specifications of Radtec; (iii) modification of the Software Products; or (iv) use of allegedly infringing Software Products, if the alleged infringement could be avoided by the use of a different version of the Software Products made available to Radtec. THIS SECTION STATES THE SOLE AND EXCLUSIVE REMEDY OF RADTEC AND THIRD PARTIES AND THE ENTIRE LIABILITY AND OBLIGATION OF KAVOURAS WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT BY THE SOFTWARE PRODUCTS OR ANY PART THEREOF.

                                       30

         14.      Term and Termination.

                  (a) Term. The term of this Agreement shall commence as of the Effective Date and shall continue for ten (10) years or until terminated pursuant to Section 14(b) or (c) below.

                  (b) Without Cause. This Agreement may be terminated by Radtec without cause, for any reason, on written notice to Kavouras.

                  (c) Termination With Cause. This Agreement may be terminated by either party (i) immediately, by notice, upon material breach by the other party, if such breach cannot be remedied; (ii) by notice, if the other party fails to cure any material remedial breach of this Agreement within thirty (30) days notice of such breach; or (iii) immediately, by notice, upon the second commission of a previously remedied material breach. Kavouras may also terminate this Agreement immediately, by notice, in the event that Radtec makes an unauthorized distribution or use of the Software Products.

                  (d) Effect of Termination. Upon any termination or expiration of this Agreement, Radtec shall no longer be authorized to use, reproduce or distribute the Software Products. Notwithstanding the foregoing, End User licenses already granted by Radtec shall not be affected by any the termination or expiration of this Agreement.

                  (e) Acceleration of the Payment Date. The payment date of all monies due to Kavouras shall automatically be accelerated so that they shall become due and payable on the effective date of termination, even if longer terms had been provided previously.

                  (f) Surviving Terms. The provisions of Sections 3, 5(g), 5(h), 6(a), 6(e), 7, 8, 9, 10, 11, 12, 13, 14(d), 14(e) and 15 shall survive the expiration or termination of this Agreement by either party for any reason. All other rights and obligations under this Agreement which by their nature should survive, will remain in effect after termination or expiration hereof.

                  (g) Return of Software Products Upon Termination. Radtec shall certify to Kavouras within one (1) month after expiration or termination that Radtec has destroyed or has returned to Kavouras the Software Products in all types of media and computer memory, and whether or not modified or merged into other materials.

         15.      Miscellaneous.

                  (a) Export Control. All Software Products and technical data delivered under this Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. Radtec agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import as may be required after delivery to Radtec.

                                       31

                  (b) Notices. All written notices required by this Agreement must be delivered in person or by means evidenced by a delivery receipt and will be effective upon receipt. If notice is sent to Kavouras, it shall be sent to the person bearing the title set forth below Kavouras' signature to this Agreement.

                  (c) Force Majeure. A party is not liable under this Agreement for non-performance caused by events or conditions beyond that party's control, if the party makes reasonable efforts to perform. This provision does not relieve Radtec of its obligation to make payments then owing.

                  (d) Assignment. Radtec may not assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of Kavouras.


                  (e) Waiver. Any express waiver or failure to exercise promptly any right under this Agreement will not create a continuing waiver or any expectation of non-enforcement.

                  (f) Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable, or invalid as a whole, and, in such event, any such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or intended provision within the limits of applicable law or applicable court decisions.

                  (g) Injunctive Relief. It is understood and agreed that notwithstanding any other provisions of this Agreement, a breach by Radtec of this Agreement will cause Kavouras irreparable damage for which recovery of money damages would be inadequate, and that, in addition to any and all remedies available at law, Kavouras shall be entitled to seek timely injunctive relief to protect Kavouras' rights under this Agreement.

                  (h) Attorneys' Fees. In the event any proceeding or lawsuit is brought by Kavouras, its suppliers, or Radtec in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees, and reasonable attorneys fees, including costs and fees on appeal.

                  (i) Controlling Law. Any action related to this Agreement will be governed by Minnesota law and controlling U.S. federal law. No choice of law rules of any jurisdiction will apply. The United Nations Convention on the International Sale of Goods shall not apply to this Agreement.

                  (j) No Agency. This Agreement is not intended to create a relationship such as a partnership, franchise, joint venture, agency or employment relationship. Neither party may act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

                                       32

                  (k) Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

                  (l) Warranty. Each party warrants that it has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on such party's behalf has been duly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read this Agreement, understands it and agrees to be bound by it.

                  (m)    Counterparts.    This   Agreement   may   be   executed
         simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

                  (n) Entire Agreement. This Agreement is the parties' entire agreement relating to its subject matter. It supersedes all prior or contemporaneous proposals, conditions, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgment, or other communication between the parties relating to its subject matter during the term of this Agreement. No modification to this Agreement will be binding unless in writing and signed by an authorized representative of each party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

KAVOURAS, INC.:                                      RADTEC ENGINEERING, INC.:


/s/ Laura Burrow                                     /s/ Dennis Treddenick
-------------------------                            --------------------------
Authorized Signature                                 Authorized Signature

-------------------------                            --------------------------
Printed Name                                                  Printed Name


Vice President                                       Vice President
Title                                                Title


December 13, 1999                                    December 13, 1999
Date                                                 Date


                                       33

                                    Exhibit A

                      MINIMUM TERMS OF END USER AGREEMENTS

         This package may contain the following materials provided by Licensor to Licensee: software and related explanatory written materials ("Documentation"). The term "Software" shall include any upgrades, modified versions, additions, and copies of the Software.

         Licensor grants to Licensee a nonexclusive license to use the Software and Documentation, provided that Licensee agrees to the following:

         1. License Grant. Licensee may use the Software in object code form only and only in connection with Licensee's use of Klystron or TWT-based Doppler weather radar systems which have been purchased by Licensee from Licensor. Licensee may copy the Software only for backup purposes, provided that Licensee reproduce all copyright and other proprietary notices that are on the original copy of the Software.

         2. Documentation. Licensor will deliver a master copy of the end user documentation for the Software (the "Documentation") to Licensee. Licensee shall have the right to use, reproduce and distribute internally, the Documentation solely in connection with Licensee's authorized use of the Software.

         3. Restrictions. Licensee may not use, copy, modify, or transfer the Software, or any copy thereof, in whole or in part, except as expressly provided for in this Agreement. Licensee may not reverse engineer, disassemble, decompile, or translate the Software, or otherwise attempt to derive the source code of the Software, except to the extent allowed under any applicable law. Any attempt to transfer any of the rights, duties or obligations hereunder is void. Licensee may not rent, lease, load, resell for profit, or distribute the Software, or any part thereof.

         4. Ownership. The Software is licensed, not sold, to Licensee for use only under the terms of this Agreement, and Licensor and its suppliers reserve all rights not expressly granted to Licensee. Licensee owns the media, if any, on which the Software or Documentation is recorded, but Licensor and its suppliers retain ownership of all copies of the Software and Documentation itself.

         5. Reservation of Rights. Except as stated above, this Agreement does not grant Licensee any intellectual property rights in the Software or Documentation.

         6. Term. This Agreement will terminate immediately upon notice to Licensee if Licensee materially breaches any term or condition of this Agreement. Licensee agrees upon termination to promptly destroy the Software and all copies.

         7. Warranty Disclaimer. NEITHER LICENSOR NOR ANY OF ITS REPRESENTATIVES OR SUPPLIERS MAKES OR PASSES ON TO LICENSEE OR OTHER THIRD PARTY ANY WARRANTY OR REPRESENTATION ON BEHALF OF LICENSOR'S SUPPLIERS, INCLUDING BUT NOT LIMITED TO

                                       34

ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         8. Limitation of Liability. IN NO EVENT WILL LICENSOR OR LICENSOR'S SUPPLIERS BE LIABLE TO LICENSEE FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING ANY LOST PROFITS OR LOST SAVINGS, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY THIRD PARTY. Some states or jurisdictions do not allow the exclusion or limitation of incidental, consequential or special damages, so the above limitations may not apply to Licensee.

         9. Notice to Government End Users. The Software is a "commercial item" as that term is defined at 48 C.F.R. 2.101 (OCT 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (SEP 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (JUN 1995), all U.S. Government End Users acquire the Software with only those rights set forth herein.

         10. General. This Agreement will be governed by the laws of the State of Minnesota without regard to or application of conflicts of law rules or principles. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly excluded. If any part of this Agreement is found void and unenforceable, it will not affect the validity of the balance of the Agreement, which shall remain valid and enforceable according to its terms. Licensee agrees that the Software will not be shipped, transferred or exported into any country or used in any manner prohibited by the United States Export Administration Act or any other export laws, restrictions or regulations. This Agreement shall automatically terminate upon failure by Licensee to comply with its terms. This Agreement may only be modified in writing signed by an authorized officer of Licensor and its suppliers.

         11. Third-Party Beneficiary. Licensee is hereby notified that Kavouras, Inc., having its principal place of business at 11400 Rupp Drive, Burnsville, Minnesota 55337-1279 ("Kavouras"), is a third-party beneficiary to this agreement to the extent that this agreement contains provisions which relate to Licensee's use of the Software and Documentation licensed hereby. Such provisions are made expressly for the benefit of Kavouras and are enforceable by Kavouras in addition to Licensor.

                                       35

                                    EXHIBIT E

                              SUBCONTRACT AGREEMENT

         This Agreement is made and entered into this 13th day of December, 1999, by and between Kavouras, Inc., a Minnesota corporation, having a principal place of business at 11400 Rupp Drive, Burnsville, Minnesota 55337-1279
(hereinafter "Contractor"), and Radtec Engineering, Inc., a Colorado corporation, having a principal place of business at 2150 West 6th Avenue, Unit D, Bloomfield, CO 80020. (hereinafter "Subcontractor").

                                    Recitals:

         A. Contractor has entered into a contract dated July 23, 1999 with the Supply Administration, the Republic of Korea ("SAROK") for Contractor to manufacture, assemble, deliver, install, test, provide spare parts for, and service a weather radar system for operation in Korea. Such contract, as amended and supplemented by the bid documents and the drawings, plans, specifications, statements, certifications and addenda to or incorporated by reference in such contract, is hereinafter referred to as the "Contract Documents". Copies of the Contract Documents are attached to this Agreement and incorporated herein by this reference.

         B. Contractor and SAROK are negotiating whether the weather radar system to be installed pursuant to the Contract Documents is to be a TDR 4384 5650 MHz system (the "5650 MHz System") or a TDR 4384 5300 MHz system (the "5300 MHz System"). The duties of Contractor and Subcontractor under this Agreement vary depending on whether the 5650 MHz System or the 5300 MHz System is to be installed.

         C. Contractor agrees to engage Subcontractor to perform all of the work and provide all of the materials pursuant to the Contract Documents, other than the Kavouras Work and the Kavouras Work Product (as each are defined in Article
2), and Subcontractor agrees to accept such engagement, subject to the provisions of this Agreement.

                                    Article 1

                              TERM AND TERMINATION

              1.1 Term. This Agreement will become effective on the date first shown above and will continue in effect through the completion of the Work (as described in Section 3.1 hereof), unless earlier terminated pursuant to Section
1.2 hereof.

              1.2 Termination of Work. Should Subcontractor refuse to replace defective materials or Work, fail to perform the Work with diligence, or violate any covenant or condition of this Agreement or the Contract Documents and such failure continues for thirty (30) days after written notice thereof to Subcontractor, or should Subcontractor make a general assignment for the benefit of creditors, or should a receiver of any of Subcontractor's property be appointed, or should a petition be filed, either by or against Subcontractor, in any bankruptcy or insolvency proceedings, then Contractor may, in addition to

                                       36
any other rights or remedies Contractor may have, terminate this Agreement, enter Subcontractor's premises to gain possession of the Work, and complete or employ any other person or persons to complete the Work at the expense of Subcontractor. In the event of the termination of this Agreement, as provided in this Section 1.2, Subcontractor shall prepare a statement of cost to that date with respect to the Work, plus all obligations incurred by Subcontractor in the interests of the Work but not yet due.

              1.3 Survival. In the event of any termination of this Agreement, Articles 4, 5 and 7 hereof shall survive and continue in effect.


                                    Article 2

                              DUTIES OF CONTRACTOR

              2.1 5650 MHz System. Contractor has partially performed the Contract Documents by manufacturing and assembling a portion of the 5650 MHz System at its office in Burnsville, Minnesota (the "Kavouras Work Product"). If the 5650 MHz System is to be installed, Contractor will provide the payment, performance and warranty bonds and the contract administration by Contractor pursuant to the Contract Documents and will furnish the Kavouras Work Product.

              2.2 5300 MHz System. If the 5300 MHz System is to be installed, Contractor will negotiate the terms of SAROK's letter of credit, organize and present documents as required to draw on SAROK's letter of credit, provide the payment and performance bonds (but not the warranty bond), and receive the proceeds paid by SAROK and handle the disbursements of such proceeds as provided in this Agreement.

              2.3 Kavouras Work. For purposes of this Agreement, the term "Kavouras Work" shall mean those duties described in Section 2.1 if a 5650 MHz System is to be installed and those duties described in Section 2.2 if a 5300 MHz System is to be installed.

                                    Article 3

                    SERVICES TO BE PERFORMED BY SUBCONTRACTOR

              3.1 Work. Subcontractor agrees to furnish all supervision, labor, equipment, materials, and incidentals and perform all work under the Contract Documents, other than the Kavouras Work, in strict compliance with the Contract Documents (the "Work"). Subcontractor agrees to assume all obligations Contractor has under the Contract documents as they relate to the Work. Subcontractor further agrees to fulfill such obligations without default of any kind or nature whatsoever and agrees to perform all of the affirmative covenants set forth in the Contract Documents applicable to the Work without further notice of any kind or nature from Contractor. If a 5650 MHz System is to be installed, Contractor will provide Subcontractor with access to the premises of Contractor for the purpose of removing the Kavouras Work Product, which removal

                                       37
will be the responsibility and expense of Subcontractor. If a 5300 MHz System is to be installed, the parties agree to amend the Contract Documents as reasonably requested by SAROK, and Subcontractor agrees to provide an interim radar system as required in Section 6.1(b).

              3.2   Method  of   Performing   Services.   Consistent   with  the
requirements of the Work, Subcontractor, in conjunction with its personnel, will determine the means of performing the work to be carried out for Contractor. Contractor, however, shall be entitled to exercise a general power of supervision and control over the results of work performed by Subcontractor to ensure satisfactory performance. This power of supervision shall include the right to inspect, stop work, and make suggestions or recommendations as to the details of the work.

              3.3 Place of Work. Subcontractor's personnel will perform all work for Contractor at Subcontractor's premises or as provided in the Contract Documents.

                                    Article 4

                                  COMPENSATION

              4.1 Compensation if 5650 MHz System. This Section 4.1 shall apply to this Agreement if and only if the 5650 MHz System is to be installed. For full and complete performance of the Work by Subcontractor as provided in this Agreement, Contractor agrees to pay to Subcontractor a portion of the Net Proceeds (as hereinafter defined) as determined in accordance with this Section
4.1. The term "Net Proceeds" means the funds received by Contractor pursuant to the terms of the Contract Documents, less any brokerage fees or commissions due to third parties and less the amount contributed to the warranty escrow as provided below. The Net Proceeds shall first be distributed to Contractor and Subcontractor to reimburse them for their portion of the Total Costs (as hereinafter defined); provided, however, if the Total Costs exceeds the Net Proceeds, then the Net Proceeds shall be distributed between Contractor and Subcontractor proportionately based upon their respective portion of the Total Costs. The term "Total Costs" means the sum of the actual direct costs and expenses incurred by Subcontractor in performing the Work, the actual direct costs and expenses incurred by Contractor in performing the Kavouras Work and, with respect to the Kavouras Work Product, the book value of such inventory on the books of Contractor as of the date of this Agreement (which book value was $453,000 as of November 19, 1999); provided, however, with respect to the labor provided to perform the Work or Kavouras Work, the direct costs thereof shall consist of the actual time spent by the employees at the standard hourly wages paid to such employees by Contractor or Subcontractor, without inclusion of fringe benefits or other indirect or overhead costs incurred by the employer and, with respect to the materials provided in the Work, the direct costs thereof shall be the actual net invoice cost of such materials to Contractor. The excess of the Net Proceeds over the Total Costs of Contractor and Subcontractor, if any, shall be distributed equally between Contractor and Subcontractor. Contractor shall contribute $200,000 of the proceeds from SAROK pursuant to the Contract Documents to the escrow agent under the Escrow Agreement dated the same date as this Agreement among Contractor, Subcontractor and such escrow agent (the "Escrow Agreement") to fund the warranty work to be performed by Subcontractor under the Contract Documents. Subcontractor shall be compensated for such warranty work in accordance with the terms of the Escrow Agreement and Section 13(e) of the Asset Purchase and Sale Agreement between Contractor and Subcontractor. Subcontractor shall submit statements of its portion of the Total Costs to Contractor monthly.

                                       38

              4.2 Compensation if 5300 MHz System. This Section 4.2 shall apply to this Agreement if and only if the 5300 MHz System is to be installed. For full and complete performance of the Work by Subcontractor as provided in this Agreement, Contractor agrees to pay to Subcontractor all of funds received by Contractor pursuant to the terms of the Contract Documents, less (i) the sum of $150,000 to be retained by Contractor (the "Contractor Fee") and (ii) any brokerage fees or commissions due to third parties with respect to the sale to SAROK.

              4.3 Date for Payment of Compensation. If the 5650 MHz System is to be installed, Contractor shall distribute the Net Proceeds between Contractor and Subcontractor as provided in Section 4.1 hereof from time to time within fifteen (15) days after receipt. Any interim distributions shall be made proportionately based upon the Total Costs incurred by Contractor and Subcontractor prior to the end of the calendar month preceding such distribution and adjusted for the prior distributions already received by the respective parties. The parties agree to make any final adjustments to the allocations upon the final settlement of the Total Costs when the Work is fully completed. If the 5300 MHz System is to be installed, Contractor shall distribute to itself the Contractor Fee from the first draw on SAROK's letter of credit upon acceptance of the order, pay the brokerage fees and commissions from the proceeds received from SAROK as they become due, and remit to Subcontractor the remaining proceeds with fifteen (15) days after receipt.

              4.4 Expenses. Except as otherwise agreed in this Agreement, Subcontractor shall be responsible for all costs and expenses incident to the performance of services for Contractor, including all costs incurred by Subcontractor to do business.

              4.5 Sale of Kavouras Work Product. If the 5300 MHz System is to be installed, then Subcontractor agrees to purchase from Contractor, and Contractor agrees to sell to Subcontractor, the Kavouras Work Product for the purchase price of $400,000.00 (the "Purchase Price") as provided in this section. Contractor will provide Subcontractor with access to the premises of Contractor for the purpose of removing the Kavouras Work Product, which removal will be the responsibility and expense of Subcontractor. Subcontractor will pay the Purchase Price to Contractor, without interest, in ten (10) equal, consecutive monthly payments of $40,000 each commencing on the date twenty one months after the date of this Agreement and continuing on the same day of each month thereafter until fully paid; provided, however, the entire unpaid portion of the Purchase Price shall be paid in full upon the sale or other conveyance of the Kavouras Work Product by Subcontractor. Subcontractor agrees to use its commercial best efforts to sell the Kavouras Work Product to a customer and agrees that the Kavouras Work Product will be the first TDR 4384 5650 MHz weather radar system sold by Subcontractor. Upon request of Contractor, Subcontractor agrees to execute and deliver a promissory note to Contractor to evidence the payment obligations under this section. Contractor will convey the Kavouras Work Product to Subcontractor by a warranty bill of sale; provided that Subcontractor is purchasing the Kavouras Work Product on an "as-is, where-is" basis with no warranties of any kind, express or implied, made by Contractor with respect to the physical or structural condition or sufficiency of the Kavouras Work Product.

                                       39

                                    Article 5

                     TREATMENT OF SUBCONTRACTOR'S PERSONNEL

              5.1 Compensation of Subcontractor's Personnel. Subcontractor shall bear sole responsibility for payment of compensation to its personnel. Subcontractor shall pay and report, for all personnel assigned to Contractor's work, federal and state income tax withholding, social security taxes, and unemployment insurance applicable to such personnel as employees of Subcontractor. Subcontractor shall bear sole responsibility for any health or disability insurance, retirement benefits, or other welfare or pension benefits, if any, to which such personnel may be entitled. Subcontractor agrees to defend, indemnify, and hold harmless Contractor, Contractor's officers, directors, employees and agents, and the administrators of Contractor's benefit plans, from and against any claims, liabilities, or expenses relating to such compensation, tax, insurance, or benefit matters; provided that Contractor shall (1) promptly notify Subcontractor of each such claim when and as it comes to Contractor's attention; (2) cooperate with Subcontractor in the defense and resolution of such claim; and (3) not settle or otherwise dispose of such claim without Subcontractor's prior written consent, such consent not to be unreasonably withheld.

              5.2 Workers' Compensation. Notwithstanding any other workers' compensation or insurance policies maintained by Contractor, Subcontractor shall procure and maintain workers' compensation coverage sufficient to meet the statutory requirements of every state in which Subcontractor's personnel are engaged in Contractor's work.

              5.3 State and Federal Taxes. As neither Subcontractor nor its personnel are Contractor's employees, Contractor shall not take any action or provide Subcontractor's personnel with any benefits or commitments inconsistent with any of such undertakings by Subcontractor. In particular:

              o Contractor will not withhold FICA (Social Security) from Subcontractor's payments.

              o Contractor will not make state or federal unemployment insurance contributions on behalf of Subcontractor or its personnel.

              o Contractor will not withhold state and federal income tax from payment to Subcontractor.

              o Contractor will not make disability insurance contributions on behalf of Subcontractor.

              o Contractor will not obtain workers' compensation insurance on behalf of Subcontractor or its personnel.

                                       40

                                    Article 6

                              TIMING; NO ASSIGNMENT

              6.1 Time is of the Essence. Subcontractor acknowledges that it understands the terms of the Contract Documents and agrees that those terms are a part of this Agreement. If the 5650 MHz System is to be installed pursuant to the Contract Documents, then Subsection 6.1(a) shall apply to this Agreement; and if the 5300 MHz System is to be installed pursuant to the Contract Documents, then Subsection 6.1(b) shall apply to this Agreement.

              (a) Subcontractor agrees to start the Work promptly and to complete the Work in accordance with the time frames provided for in the Contract Documents. If Contractor incur any damages, liquidated or otherwise, because Subcontractor does not complete the Work on time, Subcontractor will be obligated to reimburse Contractor for those damages. Time is of the essence of this Agreement.

              (b) Subcontractor agrees to start the Work promptly and to use its commercially reasonable best efforts to complete the Work as soon as practicable, including the delivery and installation of an interim weather radar system no later than May 1, 2000. Such interim system will allow SAROK to operate with substantially all of the essential functions to be provided by the 5300 MHz System until the 5300 MHz System is installed. If despite the commercially reasonable best efforts of Subcontractor the Work is not completed in accordance with the time frames provided for in the Contract Documents, Contractor shall be responsible for any damages, liquidated or otherwise, due under the Contract Documents as a result of the Work not being completed before December 31, 2000, to the extent such damages exceed the maximum liquidated damages set forth in the Contract Documents, and Subcontractor will be obligated to reimburse Contractor for any damages, liquidated or otherwise, due under the Contract Documents as a result of the Work being competed after December 31, 2000. Contractor may pay the liquidated damages using the proceeds received under the Contract Documents or, if such proceeds have already been paid to Subcontractor, Subcontractor will be obligated to reimburse Contractor for such liquidated damages. Time is of the essence of this Agreement.

              6.2 No Assignment. Subcontractor agrees not to assign or sublet any of the Work without the written consent of Contractor.

                                       41

                                    Article 7

                       OTHER OBLIGATIONS OF SUBCONTRACTOR

              7.1 Compliance with Laws. Subcontractor agrees to comply with all applicable laws and regulations relating in any way to its performance under this Agreement. Subcontractor shall be solely responsible for the procurement from governmental agencies of all authorizations, licenses, certificates or other approvals necessary to perform its obligations pursuant to this Agreement. Subcontractor shall notify Contractor within ten (10) days of any action, proceeding, suit, decree or order which may adversely affect the validity of any such authorizations, licenses, certificates or other approvals.

              7.2 Indemnification. Subcontractor hereby agrees to protect, defend, indemnify and save Contractor, its principals, subsidiaries, affiliates, directors, officers, employees, agents and attorneys free and harmless from any and all claims, actions, suits, liabilities, costs and expenses, including but not limited to reasonable attorneys' fees and costs of settlement, of any nature arising out of: (i) the breach of any obligations of Subcontractor under this Agreement or any Work; or (ii) the negligent performance or failure to perform any obligation by Subcontractor, its agents or employees, under this Agreement or any Work.

                                    Article 8

                               GENERAL PROVISIONS

              8.1 Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change such address by written notice in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt. Mailed notices will be deemed communicated as of two days after mailing.

              8.2 No Discrimination. Subcontractor agrees that in the performance of this Agreement it will not discriminate or permit discrimination against any person or group of persons on the grounds of sex, race, color, religion, or natural origin in any manner prohibited by the laws of the United States.

              8.3 Entire Agreement of the Parties. This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by Subcontractor for Contractor and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

                                       42

              8.5 Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

              8.6 Parties in Interest. This Agreement is enforceable only by Subcontractor and Contractor. The terms of this Agreement are not a contract or assurance regarding compensation, continued employment, or benefit of any kind to any of Subcontractor's personnel assigned to Contractor's work, or any beneficiary of any such personnel, and no such personnel, or any beneficiary thereof, shall be a third-party beneficiary under or pursuant to the terms of this Agreement.

              8.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Minnesota.

              8.8 Successors. This Agreement shall inure to the benefit of, and be binding upon, Subcontractor and Contractor, their successors and permitted assigns.

              8.9 Independent Contractor Status. It is the intention of the parties that Subcontractor be an independent contractor and not an employee, agent, joint venturer, or partner of Contractor. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Contractor and either Subcontractor or any employee or agent of Subcontractor. Subcontractor shall retain the right to perform work for others during the terms of this Agreement. Contractor shall retain the right to cause work of the same or a different kind to be performed by its own personnel or other contractors during the term of this Agreement.

Subcontractor:

Radtec Engineering, Inc.


By: /s/Dennis Treddenick
    -------------------------
    Dennis Treddenick
    Title:  Vice President

Social Security or Taxpayer

Identification Number 84-124-9773
                                       43

Kavouras, Inc.


By: /s/ Laura Burrow
    --------------------------
    Laura Burrow

    Title:  Vice President

                                       44

                                    EXHIBIT F

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT ("Escrow Agreement") is made this December 13, 1999, by and among KAVOURAS, INC., a Minnesota corporation ("Kavouras"), RADTEC ENGINEERING, INC., a Colorado corporation ("Radtec"), and First National Bank of Omaha ("Escrow Agent").

         All capitalized terms used herein and not otherwise defined herein shall have the meanings given them, respectively, in the Asset Purchase and Sale Agreement (the "Asset Purchase Agreement") dated December 8, 1999, as it may be amended, among Kavouras and Radtec.

                                    RECITALS:

         A. This Escrow Agreement is entered into in conjunction with the closing of the Asset Purchase Agreement, effective this date, and as required by
Section 13(e) of the Asset Purchase Agreement.

         B. Pursuant to Section 13(e) of the Asset Purchase Agreement, Kavouras has paid the sum of One Hundred Eighty Five Thousand Dollars ($185,000) (the "Escrow Funds") to Escrow Agent to be held and distributed by Escrow Agent upon the terms and conditions set forth in this Escrow Agreement.

         NOW, THEREFORE, in consideration of the above recitals and the mutual agreements set forth in this Escrow Agreement, the parties hereto agree as follows:

                               ARTICLE I - ESCROW

         1.1 Deposit of Escrow Funds. Pursuant to Section 13(e) of the Asset Purchase Agreement, Kavouras has delivered to Escrow Agent the Escrow Funds. Escrow Agent hereby acknowledges receipt of the Escrow Funds. Escrow Agent shall place the Escrow Funds in a segregated account (the "Escrow Account"). Pursuant to Section 13(e) of the Asset Purchase Agreement, Kavouras and Radtec may from time to time deliver additional funds to Escrow Agent for deposit in the Escrow Account, which funds shall be considered part of the Escrow Funds for all purposes. Any earnings in respect of the Escrow Funds shall be solely for the account of Kavouras, shall not be considered a part of the Escrow Funds, and shall be distributed to Kavouras from time to time at its request.

         1.2 Purpose of Escrow. The Escrow Funds are to be distributed to Radtec from time to time as reimbursement for warranty services (labor and materials) performed by Radtec under certain of Kavouras' customer contracts, with any remaining funds relating to a contract being distributed equally to Kavouras and Radtec upon completion of the applicable warranty period, all in accordance with
Section 13(e) of the Asset Purchase Agreement.

                                       45

         1.3 Duration of Escrow. The Escrow Agent shall hold the Escrow Funds in the Escrow Account until authorized or directed hereunder to deliver all or a portion thereof as provided in Section 1.4. This Escrow Agreement shall terminate when the Escrow Agent shall have delivered all of the Escrow Funds pursuant to Section 1.4.

         1.4 Application or Release of Escrow Funds. The Escrow Agent shall deliver the Escrow Funds from time to time pursuant to Sections 1.4.1, 1.4.2 and 1.4.3.

         1.4.1 Payment of Warranty Services. The Escrow Agent shall deliver funds from the Escrow Funds to Radtec in payment of warranty services rendered by Radtec within five (5) business days after receipt of any of the following:

              (a) A statement signed by Kavouras stating that reimbursement for warranty services rendered by Radtec shall be paid out of the Escrow Funds, indicating the amount to be applied to payment of such services; or

              (b) An award rendered by an arbitrator, pursuant to an arbitration conducted in accordance with Section 1.4.4 of this Escrow Agreement, directing that reimbursement for warranty services rendered by Radtec shall be paid out of the Escrow Funds in accordance with Section 13(e) of the Asset Purchase Agreement, indicating the amount to be applied to payment of such services; or

              (c) An order of a court of competent jurisdiction, which has not been appealed within the applicable time period or is non-appealable, directing that reimbursement for warranty services rendered by Radtec shall be paid out of the Escrow Funds in accordance with Section 13(e) of the Asset Purchase Agreement, indicating the amount to be applied to payment of such services.

         1.4.2 Interim Payments. The Escrow Agent shall deliver from time to time equally to Kavouras and Radtec from the Escrow Funds within five (5) business days after receipt of a joint statement signed by Kavouras and Radtec stating the amount to be paid to them from excess Escrow Funds relating to a certain contract upon completion of the warranty period in connection with such contract in accordance with Section 13(e) of the Asset Purchase Agreement.

         1.4.3 Release of Escrow Funds. Unless a dispute has already been referred to arbitration by written notice pursuant to Section 1.4.4(b), on December 31, 2003, the Escrow Agent shall release equally to Kavouras and Radtec from the Escrow Funds the remaining amount of Escrow Funds then held by Escrow Agent.

                                       46

         1.4.4 Resolution of Dispute.

              (a) Good Faith Efforts. It is agreed that Kavouras and Radtec shall endeavor to reach agreement with respect to any reimbursement to Radtec for warranty services rendered in accordance with the Asset Purchase Agreement as soon as practicable after Radtec submits to Kavouras an application for reimbursement. In furtherance thereof, Kavouras and Radtec agree that they shall negotiate in good faith and use all reasonable efforts to agree upon the rights of the respective parties with respect to payment of such warranty services. If Kavouras and Radtec so agree, a statement setting forth such agreement shall be furnished to the Escrow Agent by Kavouras as provided in Section 1.4.1(a).

              (b) Submission to Arbitration. If Kavouras and Radtec have not reached final agreement upon such claim for payment of warranty services, as evidenced by Kavouras signing and delivering to Escrow Agent a statement in accordance with Section 1.4.1(a) setting forth such agreement, then such dispute shall be settled by arbitration in Omaha, Nebraska, before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 1.4.4. With respect to all matters referred to arbitration under this Section 1.4.4, Kavouras and Radtec shall use all reasonable efforts to obtain expeditious arbitration. The arbitrator shall be selected by the joint agreement of Kavouras and the Radtec, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules of the Association from the panel of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for payment of warranty services or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection.

                                       47

                     ARTICLE II - INVESTMENT OF ESCROW FUNDS

         2.1 Types of  Investments.  Subject to the conditions set forth in this
Section 2.1 and any conditions imposed by Escrow Agent, Kavouras may direct the investment of the Escrow Funds from time to time. The Escrow Funds shall be invested in interest bearing accounts or certificates of deposit with appropriate maturity dates to satisfy the anticipated release of Escrow Funds pursuant to this Escrow Agreement.

                           ARTICLE III - MISCELLANEOUS

         3.1 Fees and Expenses. The Escrow Agent shall be paid at its published rates from time to time as compensation for its services hereunder and reimbursed for all expenses, including counsel fees, reasonably incurred by it in connection with the performance of its duties and obligations under this Escrow Agreement. Such compensation shall be paid one-half by Kavouras and one-half by Radtec.

         3.2 Limitation of Liability of Escrow Agent. The Escrow Agent shall not be responsible for the genuineness of any certificate or signature and may rely conclusively upon and shall be protected when acting upon any notice, affidavit, request, consent, instruction, check or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person or duly authorized or properly made. The Escrow Agent shall not be bound in any way by any agreement between Kavouras and Radtec (whether or not the Escrow Agent has knowledge thereof) and the only duties and responsibilities of the Escrow Agent shall be to hold the Escrow Funds received hereunder and to deliver and release such Escrow Funds in accordance with the terms of this Escrow Agreement. The Escrow Agent shall not be responsible or liable for any act or omission on its part in the performance of its duties as Escrow Agent under this Agreement except to the extent such act or omission constitutes bad faith or fraud or gross negligence or willful misconduct. The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder and it shall incur no liability and shall be fully protected in acting in accordance with the advice of such counsel. Kavouras and Radtec each agree to indemnify, hold harmless and defend Escrow Agent, as to one-half each, from and against any and all losses, claims, liabilities and reasonable expenses of its counsel, which it may incur hereunder or in connection herewith, except such as shall result solely and directly from Escrow Agent's own gross negligence or willful misconduct.

                                       48

         3.3 Successor Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to Kavouras and Radtec specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, Kavouras and Radtec shall appoint a mutually agreeable successor escrow agent, such successor escrow agent to become Escrow Agent hereunder upon the resignation date specified in such notice. If Kavouras and Radtec are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrow Funds or until the Escrow Agent deposits the Escrow Funds with a court of competent jurisdiction. Kavouras and Radtec may agree at any time to substitute a new escrow agent by giving fifteen (15) days' written notice thereof to the Escrow Agent then acting. Any successor escrow agent appointed hereunder shall be a bank or trust company or escrow company located in Omaha, Nebraska.

         3.4 Non-Limitation of Liability. Nothing in this Escrow Agreement shall be construed to limit the liability of the parties hereto for any breach of the warranties, representations or covenants of the Asset Purchase Agreement to the amount of the Escrow Funds or for the duration of this Escrow Agreement.

         3.5 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegram or by registered mail, postage prepaid, as follows:

         (a)      If to Kavouras, to:

                           Kavouras, Inc.
                           11400 Rupp Drive
                           Burnsville, Minnesota 55337
                           Attention:  Laura Burrow

                  With a required copy to:

                           Abrahams, Kaslow & Cassman
                           8712 West Dodge Road

                           Suite 300
                           Omaha, Nebraska 68114
                           Attention:  R. Craig Fry

                                       49

         (b)      If Radtec, to:

                           Radtec Engineering, Inc.
                           2150 West 6th Avenue, Unit D
                           Broomfield, CO  80020
                           Larry G. Davis


         (c)      If to Escrow Agent, to:

                           First National Bank of Omaha
                           Trust Department
                           One First National Center
                           Omaha, NE  68102-1596
                           John E. Lenihan


or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

         3.6 Binding Effect. In accordance with its terms, this Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Kavouras, Radtec and the Escrow Agent.

         3.7 Governing Law. This Escrow Agreement shall be interpreted and enforced in accordance with the laws of the State of Minnesota applicable thereto.

         3.8 Acceptance by Escrow Agent. By its signature below, the undersigned Escrow Agent hereby agrees to act as Escrow Agent under this Escrow Agreement.

         3.9   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which will be deemed to be an original, and which together will constitute but one and the same instrument.

         3.10  Capitalized   Terms.   Unless  otherwise   defined  herein,   all
capitalized terms used herein shall have the meaning given to such terms in the Asset Purchase Agreement.

         3.11 Controlling Provisions. This Escrow Agreement may contain certain provisions which are additional to or different from the provisions in the Asset Purchase Agreement. In the event of any perceived conflict or silence on any particular issue which is the subject of this Escrow Agreement, the provisions of this Escrow Agreement shall control over Section 13(e) of the Asset Purchase Agreement.

                            [Signature page follows]


                                       50

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed as of the date first above written.

                                         KAVOURAS, INC., a Minnesota corporation


                                         By:/s/ Laura Burrow
                                            ----------------------------
                                            Laura Burrow, Vice President



                                         RADTEC ENGINEERING, INC.,
                                         a Colorado corporation

                                         By: /s/Dennis Treddenick
                                             ---------------------------
                                             Dennis Treddenick, President

                                         (Escrow Agent)


                                         By: John E.Lenihan


                                       51
                                      -210-